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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2000

ZeroPlus.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20865 (Commission File number)	52-1929282 (I.R.S. Employer Identification No.)

12800 Middlebrook Road, Suite 400
Germantown, Maryland 20874
(301) 601-8700
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (301) 601-8700

Not applicable
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     ZeroPlus.com, Inc. previously disclosed certain decisions of the Circuit Court for Montgomery County, Maryland, issued on June 30, 2000, in the case of Prudential Securities Inc. v. e-Net, Inc. et al. Those decisions struck an amended complaint filed by Prudential Securities and granted summary judgment dismissing Prudential Securities' other claims against ZeroPlus.com.

    On July 28, 2000, Prudential Securities filed a Notice of Appeal in that case to the Maryland Court of Special Appeals. Although we cannot assure you of any particular result, we believe the decisions of the Circuit Court were correct and we intend to defend the appeal vigorously.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: August 2, 2000

ZeroPlus.com,Inc.
By:	/s/ DONALD J. SHOFF Donald J. Shoff Vice President of Finance and Chief Accounting Officer

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ITEM 5. OTHER EVENTS.
SIGNATURE